Exhibit 10.5

CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is made and entered into by and between CORAUTUS GENETICS INC., a Delaware corporation (the “Company”), and RICHARD E. OTTO (“Consultant”).

STATEMENT OF BACKGROUND

A. Consultant has substantial knowledge, experience and expertise regarding the business of the Company. The Company desires to employ Consultant as an independent contractor to provide consulting and related services to the Company.

B. The parties believe it is in their mutual best interests to enter into this written Agreement setting forth the terms of this consulting relationship.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which hereby are acknowledged, the parties hereto agree as follows:

I.	SERVICES.

A. Engagement. The Company hereby engages Consultant, and Consultant hereby accepts such engagement, to provide consulting services upon such terms and conditions, as hereinafter set forth.

B. Duties. During the Term of this Agreement, as an independent contractor, Consultant shall advise and assist the Company in connection with the Company’s business at such times and in such capacities as may reasonably be requested by the Board of Directors of the Company. Such services shall include, but not be limited to, (i) performing limited services as a nonemployee Chief Executive Officer of the Company on a temporary basis; and (ii) advising the Board of Directors of the Company with regard to any corporate transactions considered by the Company during the Term of this Agreement.

C. Extent of Services. Consultant shall devote such time and resources to the duties described herein as the Consultant shall deem necessary or appropriate based on the requests and direction from the Company. The parties understand that the amount of the Consultant’s time needed may vary from time to time based on circumstances. The anticipated amount of the Consultant’s time is approximately eighty (80) hours per calendar month through April, 2007, and at that time the parties agree to revisit the amount of time anticipated in future months.

II.     COMPENSATION. In consideration of the services to be rendered by Consultant hereunder, the Company shall pay to Consultant $400 per hour for services. Consultant shall submit an itemized invoice for services for each calendar month no later than the fifth business day of the following calendar month, and the Company shall pay the Consultant for such invoice within ten (10) business days following its receipt of the invoice.

III.    BUSINESS EXPENSES. The Company shall reimburse Consultant for all reasonable and necessary travel expenses and other disbursements incurred by Consultant on behalf of the Company in the performance of his duties under this Agreement. In order to receive such reimbursement, Consultant must first document such expenses in the manner generally required by the Company under its policies and procedures.

IV.    INDEPENDENT CONTRACTOR RELATIONSHIP.

A. Consultant’s Status as Independent Contractor. Notwithstanding any provision herein to the contrary, nothing herein shall be construed as giving the Company control over the professional judgment of Consultant or the manner or method in which he performs consulting services hereunder. The parties stipulate and agree that Consultant is an independent contractor with respect to his duties hereunder; this Agreement describes and identifies the work and services to be performed by Consultant but does not reserve to the Company control in the manner or method in which such services are to be performed; the Company shall not exercise or have the right to exercise control over the judgment of Consultant in providing consulting and other services hereunder. This Agreement does not create the relationship of an employer and employee between the Company and Consultant.

B. Representations to Public. Consultant shall not hold himself out to be or represent to anyone that Consultant’s relationship to the Company is other than that of an independent contractor and director.

C. No Rights to Employee Benefits. Consultant recognizes that, because he is not an employee of the Company (with respect to services provided hereunder), he will not participate in any pension plan or other benefit plan for employees or be entitled to any fringe benefits provided to the Company’s employees. Moreover, the Company will not deduct from the payments made to Consultant hereunder state or federal income taxes, FICA or other amounts normally withheld from compensation due employees. Consultant shall make all tax filings, withholdings and payments required by law for independent contractors.

V.     TERM. This Agreement shall have a Term of one year, commencing on January 1, 2007, subject to a one-year automatic renewal, unless terminated by either party pursuant to the terms of this Agreement.

VI.    FACILITIES. The Company shall not furnish Consultant with an office, secretarial assistance and any other facilities, but shall provide the Consultant with a computer, certain software, cell telephone, PDA, etc. as the Company determines necessary or suitable for the performance of Consultant’s services. Upon termination of this Agreement, the Consultant may purchase any Company property from the Company that he has been using that he so elects at its then depreciated value and return any and all other Company property (including licensed software) to the Company.

VII.  NONEXCLUSIVE RIGHT. The rights granted Consultant are nonexclusive, and the Company shall be entitled to engage such other consultants as it may deem advisable in connection with its business. As an independent contractor, the Consultant is not exclusive to the Company, and he shall be entitled at all times to perform services for individuals or businesses entities other than the Company.

VIII. TERMINATION OF AGREEMENT. This Agreement may be terminated (i) by mutual agreement between the Company and Consultant; or (ii) at the option of either the Company or Consultant, upon 30 days’ advance written notice. Notwithstanding any termination of this Agreement, Consultant shall be entitled to receive compensation earned prior to termination and payable in accordance with this Agreement.

IX.    MISCELLANEOUS.

A. Governing Law. This Agreement is being made in Georgia and shall be construed and enforced in accordance with the laws of that State.

B. Entire Agreement. This Agreement contains the entire understanding between the parties respecting the terms and conditions of the consulting services. There are no representations, agreements, arrangements or understandings, oral or written, between the parties hereto relating to the consulting services which are not fully expressed herein, other than that certain Separation Agreement between the Company and the Executive, dated November 2, 2006. In addition, for the avoidance of doubt, the Company confirms and agrees that the indemnification agreement between the Company and Consultant dated July 15, 2003 is still in full force and effect and continues to cover Consultant so long as he is either an officer or director of Company. Except as otherwise specifically provided herein, this Agreement may not be amended, modified or terminated orally, and no change or attempted waiver of any of the provisions hereof shall be effective unless in writing and executed by the party against whom such change or waiver is sought to be enforced.

C. Notices. All notices shall be in writing and shall be deemed to have been duly given if delivered personally or if mailed via certified mail postage prepaid to the party. Either party may change address by giving the other party hereto notice of such change of address. Notice given as hereinabove provided shall be deemed received by the party to whom it is addressed upon personal delivery or on the third calendar day following the date on which said notice is deposited in the mail.

D. Waiver of Breach. The waiver of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

E. Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This is a contract for personal services, and Consultant’s rights and obligations hereunder shall not be assigned by Consultant or by operation of law.

F. Section Headings. Section and other headings contained in this Agreement are for reference purposes and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

G. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

H. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement, and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative, and the Consultant has hereunto affixed his hand and seal, all on the 28th day of December, 2006.

CORAUTUS GENETICS INC.

By:	/s/ John R. Larson
John R. Larson, Chairman Nominating and Corporate Governance Committee

CONSULTANT:

/s/ Richard E. Otto
RICHARD E. OTTO

4